UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2025

   First Community Corporation

(Exact name of registrant as specified in its charter)

   South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

   (803) 951-2265

(Registrant’s telephone number, including area code)

   Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $1.00 per share	FCCO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 13, 2025, First Community Corporation, a South Carolina corporation (“First Community”), First Community Bank, a South Carolina state-chartered bank and wholly-owned subsidiary of First Community, and Signature Bank of Georgia, a Georgia state-chartered bank (“Signature Bank”), entered into an Agreement and Plan of Merger (the “Agreement”), which provides that, subject to the terms and conditions set forth in the Agreement, Signature Bank will merge with and into First Community Bank, with First Community Bank continuing as the surviving entity following the merger.

Subject to the terms and conditions of the Agreement, each share of Signature Bank common stock will be converted into the right to receive 0.6410 shares of First Community common stock. Holders of Signature Bank common stock will receive a cash payment in lieu of any fractional shares. At the effective time of the merger, each outstanding stock option to acquire Signature Bank common stock, whether or not vested, will be converted into the right to receive a cash payment. The amount payable will equal the number of shares of Signature Bank common stock subject to the option multiplied by the excess, if any, of the fair market value per share of Signature Bank common stock (based on the value of the merger consideration) over the option’s exercise price. If the exercise price equals or exceeds the fair market value, a nominal payment of $0.01 per share will be made. All payments will be subject to applicable tax withholdings.

The Agreement includes customary representations and warranties by both First Community and Signature Bank, as well as standard covenants and agreements. These include, among other things: (1) the conduct of each party’s business during the period between signing and closing; (2) First Community’s obligation to seek shareholder approval for the issuance of its shares as merger consideration and to approve the merger; (3) Signature Bank’s obligation to seek shareholder approval of the merger; (4) the Signature Bank board’s agreement to recommend its shareholders approve the merger; and (5) Signature Bank’s commitment to customary non-solicitation provisions regarding alternative business combination proposals. Shareholders of Signature Bank who do not vote in favor of the merger and who properly exercise their dissenters’ rights under Georgia law will be entitled to receive payment of the fair value of their shares in lieu of the merger consideration. To preserve these rights, Signature Bank shareholders must strictly comply with the procedures set forth in Article 13 of the Georgia Business Corporation Code. Under the terms of the Merger Agreement, if shareholders representing more than 10% of the outstanding shares of Signature Bank common stock provide timely notice of their intent to dissent, First Community may elect to terminate the Agreement without completing the merger.

The boards of directors of First Community, First Community Bank and Signature Bank have unanimously approved the Agreement. The Agreement and the transactions contemplated thereby are subject to the approval of the shareholders of each of First Community and Signature Bank, regulatory approvals, and other customary closing conditions. In connection with the required shareholder approvals, First Community and Signature Bank will prepare a joint proxy statement/prospectus, which will be mailed to shareholders of both companies. The Agreement provides certain termination rights for both First Community and Signature Bank and further provides that upon termination of the Agreement under certain circumstances, Signature Bank will be obligated to pay First Community a termination fee of $1,600,000.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is set forth below as Exhibit 2.1 hereto and is incorporated herein by reference. The Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about First Community, First Community Bank, Signature Bank or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to waiver by the parties and limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the First Community, First Community Bank, Signature Bank or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by First Community.

Support Agreements

In connection with entering into the Agreement, Signature Bank has agreed that each of its directors and executive officers will enter into a voting and support agreement (collectively, the “Support Agreements”) and that such agreements will be delivered to First Community. The parties to the Support Agreements beneficially own in the aggregate approximately 44.81% of the outstanding shares of Signature Bank common stock. The Support Agreements generally require that the shareholders party thereto vote all of their shares of Signature Bank common stock in favor of the merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of Signature Bank common stock prior to the consummation of the merger. The Support Agreements will terminate upon the earlier of the consummation of the merger and the termination of the Agreement in accordance with its terms. The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is included as Exhibit E to the Agreement, filed as Exhibit 2.1 of this Form 8-K, and incorporated by reference herein.

Employment Agreements and Retention Arrangements

In connection with the execution of the Agreement, certain executive officers of Signature Bank have entered into employment agreements with First Community Bank, which will become effective as of the closing of the merger. The forms of such employment agreements are included as Exhibits A, B, and C to the Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Additionally, First Community Bank intends to implement a retention bonus program for select employees of Signature Bank who are critical to the integration process. The program will provide for lump-sum retention bonuses payable following a designated retention period, subject to continued employment and execution of a release of claims. Employees terminated without cause during the retention period will remain eligible for payment. The specific participants and bonus amounts will be determined prior to the effective time.

Board Matters

Pursuant to the Agreement, two directors of Signature Bank will be invited to join the boards of directors of each of First Community and First Community Bank, effective as of the closing of the merger. Further, each director of Signature Bank, other than Signature Bank’s chief executive officer, has agreed to enter into a non-competition agreement with First Community Bank, effective as of the closing. These agreements are intended to restrict competitive activity for a defined period following the merger and are included as Exhibit D to the Merger Agreement filed as Exhibit 2.1 to this Form 8- K and incorporated herein by reference.

***

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K may contain forward-looking statements, including statements regarding the expected benefits of the merger between First Community and Signature Bank, as well as statements relating to future plans, goals, expectations, and other non-historical information. These statements are subject to various risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ include, among others: the possibility that the merger may not be completed in a timely manner or at all; failure to obtain required shareholder or regulatory approvals; challenges in combining the businesses of First Community and Signature Bank; the risk that anticipated cost savings or other expected benefits may not be realized; potential disruption to client or employee relationships as a result of the merger; changes in general economic or market conditions; legislative or regulatory changes affecting the financial services industry; fluctuations in interest rates; competitive conditions; and other factors disclosed in First Community’s Annual Report on Form 10-K filed on March 14, 2025, and in other documents filed by First Community with the U.S. Securities and Exchange Commission. All forward-looking statements included in this Form 8-K are based on information available as of the date of filing. First Community undertakes no obligation to update any forward-looking statement, except as required by law.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, First Community will file with the U.S. Securities and Exchange Commission a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the shareholders of First Community and Signature Bank. First Community also plans to file other documents with the U.S. Securities and Exchange Commission regarding the merger with Signature Bank. First Community and Signature Bank will each mail the final joint proxy statement/prospectus to its respective shareholders. BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, FIRST COMMUNITY AND SIGNATURE BANK INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The joint proxy statement/prospectus, as well as other filings containing information about First Community, will be available, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the U.S. Securities and Exchange Commission that will be incorporated by reference in the proxy statement/ prospectus can also be obtained, without charge, by directing a request to First Community Corporation, 5455 Sunset Blvd., Lexington, SC 29072, Attention: Michael Crapps.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

Item 7.01 Regulation FD Disclosure.

On July 14, 2025, First Community is furnishing an investor presentation that provides supplemental information regarding its proposed merger with Signature Bank. A copy of the investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On July 14, 2025, First Community issued a press release announcing the execution of the Agreement with Signature Bank. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Item	Exhibits

2.1	Agreement and Plan of Merger, dated as of July 13, 2025 by and between First Community Corporation, First Community Bank, and Signature Bank.
99.1	Investor Presentation dated July 14, 2025.
99.2	Press Release dated July 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By:	/s/ D. Shawn Jordan
Name:	D. Shawn Jordan
Title:	Chief Financial Officer

Dated: July 14, 2025